EXHIBIT 99.1

119 FERC ¶ 61,271
UNITED STATES OF AMERICA
FEDERAL ENERGY REGULATORY COMMISSION

Before Commissioners:	Joseph T. Kelliher, Chairman;
Suedeen G. Kelly, Marc Spitzer,
Philip D. Moeller, and Jon Wellinghoff.

In re Cleco Power, LLC, et al.	Docket No. IN07-28-000

ORDER APPROVING STIPULATION AND CONSENT AGREEMENT

(Issued June 12, 2007)

1.  The Commission approves the attached Stipulation and Consent Agreement (Agreement) between the Office of Enforcement (Enforcement) and Cleco Power, LLC (Cleco Power), Cleco Support, LLC (Cleco Support), and Cleco Midstream Resources, LLC (Cleco Midstream) (collectively, Cleco).  This order is in the public interest because it resolves an investigation of Cleco.  The matters included violations of the Commission-approved Stipulation and Consent Agreement (2003 Settlement Agreement).  Cleco Corporation, et al., 104 FERC ¶ 61,125 (2003).  This Agreement resolves the investigation through a settlement that provides for a $ 2,000,000 civil penalty and a compliance plan.

2.  The non-public, preliminary investigation was conducted by Enforcement, pursuant to Part 1b of the Commission regulations, 18 C.F.R. Part 1b (2006).  The matter self-reported by Cleco concerned various Cleco entities that shared operating personnel and market information in violation of its revised code of conduct and the 2003 Settlement Agreement.

3.  As part of the 2003 Settlement Agreement approved by the Commission, a stricter, consolidated code of conduct was imposed on Cleco.  Cleco’s revised code of conduct required the Cleco companies listed therein to function independently of each other, including requiring Cleco’s unregulated affiliated power marketers and generation assets to function independently of one and another.

4.  Enforcement alleges that Cleco Power and Cleco Midstream violated the 2003 Settlement Agreement and their codes of conduct by sharing six operating personnel and market information from August 24, 2003 until as late as December 31, 2005.

Docket No. IN07-28-000                                                                            2

Enforcement also alleges that it failed to disclose those violations to Enforcement as it was required to do in the 2003 Settlement Agreement.

5.     Enforcement concluded that the violations of the 2003 Settlement Agreement and the code of conduct were generally the result of Cleco’s failure to ensure a culture of compliance with respect to some of the requirements of the 2003 Settlement Agreement.  The violations did not, however, result in preference or undue discrimination and resulted in no harm to competitors or customers.

6.     Cleco neither admits nor denies that its conduct violated the 2003 Settlement Agreement or its code of conduct.

7.     Of the identified violations of the 2003 Settlement Agreement alleged in the Agreement, the sharing of six outage planning employees in the Technical Services Department, the related sharing of the prohibited market information among those employees, and the failure to disclose the non-compliance issues in Cleco’s reports to Enforcement occurred, in part, on or after August 8, 2005.  Therefore, under section 316A(b) of the Federal Power Act (FPA), 16 U.S.C. § 825o-1(b) (2006), the Commission may impose a civil penalty for those violations that occurred on or after August 8, 2005.

8.     In approving the Agreement, the Commission considered the factors set forth in section 316A(b) of the FPA, 16 U.S.C. § 825o-1(b), and our Policy Statement on Enforcement, 113 FERC ¶ 61,068 (2006).  We note that Cleco self-reported some of these matters and has taken steps to prevent recurrence of similar violations.  We also note that although there was no harm to third parties from Cleco’s violations discussed here, Cleco’s violations of the 2003 Settlement Agreement, a Commission-approved order, caused harm to the regulatory process.

9.    The Commission is of the opinion that the civil penalty agreed upon is appropriate.  We conclude that the penalty and compliance plan specified in the Agreement provide a fair and equitable resolution of these matters and are in the public interest.

The Commission orders:

The attached Agreement is hereby approved without modification.

By the Commission.

( S E A L )

Kimberly D. Bose,
        Secretary.